As filed with the Securities and Exchange Commission on October 16, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-4339870
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Michael K. McGarrity

President and Chief Executive Officer

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Blake Hornick

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

(212) 218-5500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Warrants	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total	$50,000,000.00		$50,000,000.00	$5,035.00(3)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of securities set forth in the fee table up to a proposed maximum aggregate offering price of $50,000,000.00. The registered securities may, from time to time, be offered at indeterminate prices or be issued upon conversion, exchange, exercise or settlement of securities registered hereunder to the extent such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities registered hereunder, which indeterminate amount and number of securities, if any, shall be counted against the $50,000,000.00 of securities we are registering hereby.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act at the statutory rate of $100.70 per $1,000,000 of securities registered. On September 14, 2012, the registrant paid a filing fee of $11,460.00 in connection with the registration of $100,000,000.00 of securities on Form S-3, File No. 333-183916 (the “Prior Registration Statement”). The amount registered hereby includes $36,012,500.00 of unsold securities covered by the registrant’s registration statement on Form S-3, File No. 333-183916, that are being carried forward pursuant to Rule 415(a)(6) of the Securities Act, and the $4,127.04 filing fee paid on September 14, 2012 in connection with those unsold securities shall offset the $3,626.45 filing fee currently due with respect to such unsold securities, and $1,408.55 is being paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2015

Prospectus

Nanosphere, Inc.

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Nanosphere, Inc. may offer, from time to time, common stock, preferred stock, warrants, stock purchase contracts or stock purchase units.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “NSPH.” The closing per share price of our common stock on the NASDAQ Capital Market on October 15, 2015 was $2.00.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Investing in our securities involves risks. You should carefully read and consider the Risk Factors beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2014, as may be further supplemented or amended from time to time in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission, nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2015.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Nanosphere,” “Company,” “we,” “our,” “us” or similar references are to Nanosphere, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of common stock, warrants, preferred stock, stock purchase contracts and stock purchase units, as described in this prospectus, in one or more offerings, up to a maximum aggregate offering price of $50,000,000.00. This prospectus provides you with a general description of the securities that we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement or any information incorporated herein or therein is accurate as of any date other than the date of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Nanosphere. General information about Nanosphere, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.nanosphere.us as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information contained on or accessible through our website or the SEC’s website shall not be deemed to be a part of this prospectus or the Registration Statement on Form S-3 of which this Prospectus is a part.

We have filed a Registration Statement on Form S-3 to register with the SEC the securities offered pursuant to this prospectus. This document constitutes a part of that Registration Statement, together with all amendments, supplements, schedules and exhibits to the registration statement.

This prospectus does not contain all of the information in the registration statement. Each statement contained in this prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a more complete description of the matter involved.

You may request a copy of any of our filings with the SEC at no cost by writing us at the following address:

Investor Relations

Nanosphere, Inc.

4088 Commercial Ave.

Northbrook, IL 60062

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2014 as filed with the SEC on February 11, 2015;

•	Amendment No. 1 to our Annual Report on Form 10-K/A for our fiscal year ended December 31, 2014 as filed with the SEC on April 2, 2015;

•	Our Quarterly Reports on Form 10-Q for our quarterly periods ended March 31, 2015 and June 30, 2015 as filed with the SEC on May 12, 2015 and August 10, 2015;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for our fiscal quarter ended June 30, 2015 as filed with the SEC on August 11, 2015;

•	Our definitive proxy statement on Schedule 14A, relating to our annual meeting of stockholders held on September 30, 2015, as filed with the SEC on August 19, 2015;

•	Our Current Reports on Forms 8-K as filed with the SEC on January 28, 2015 (excluding such portions furnished under Items 2.02 and 9.01 (Exhibit 99.1) thereto), April 7, 2015, May 14, 2015, June 2, 2015, June 11, 2015, July 31, 2015 and October 2, 2015; and

•	The description of our common stock that is contained in our Form 8-A filed on October 29, 2007 (File No. 001-33775), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nanosphere, Inc.

4088 Commercial Avenue

Northbrook, Illinois 60062

Attention: Investor Relations

Phone: (847) 400-9000

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This registration statement, including the documents we incorporate herein by reference, and other information that we may furnish to the Securities and Exchange Commission from time to time contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in this registration statement and information that we furnish to or file with the Securities and Exchange Commission regarding our strategy, future operations, future financial position, future net sales, projected expenses, products’ placements, performance and acceptance, prospects and plans and management’s objectives, as well as the growth of the overall market for our products in general and certain products in particular and the relative performance of other market participants are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “continue,” “objective,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These forward-looking statements reflect our current views about future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to:

•	if we do not achieve significant product revenue, we may not be able to meet our cash requirements without obtaining additional capital from external sources, and if we are unable to do so, we may have to curtail or cease operations;

•	inaccurate estimates of the potential market size for our products (including the hospital lab market in general and the blood stream infection (BSI) market in particular) or failure of the market for these products to grow as anticipated;

•	the past performance of other companies which we believe to have been in a market position analogous to where we believe we are now may not be predictive of our future results in the manner we believe them to be;

•	our analysis of who our competitors have been, who they are now and who they will be in the future (particularly in the infectious disease product markets) and our predictions of relevant future performance may be inaccurate;

•	comparisons of actual financial results for another company to what we predict will be our future financial results may be inappropriate;

•	predictions of customer metrics needed to achieve profitability and their relationship to our cash flow position, needs and expenses may prove to be inaccurate;

•	entrance of other competitors or other factors causing us to lose competitive advantage in the sample-to-result MDx market;

•	a lack of commercial acceptance of the Verigene System, its array of tests, and the development of additional tests, which could negatively affect our financial results;

•	failure of third-party payors to reimburse our customers for the use of our clinical diagnostic products or reduction of reimbursement levels, which could harm our ability to sell our products;

•	failure of our products to perform as expected or to obtain certain approvals or the questioning of the reliability of the technology on which our products are based, which could cause lost revenue, delayed or reduced market acceptance of our products, increased costs and damage to our reputation;

•	our inability to manage our anticipated growth, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand;

•	the adequacy of our response to the U.S. Food and Drug Administration (“FDA”) warning letter that we received on January 22, 2015;

•	our ability to retain and attract senior executives and key scientific and technical personnel to execute our business plan;

•	our ability to continue as a going concern; and

•	those set forth under “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2014.

These forward-looking statements represent our estimates and assumptions only as of the date such statements have been made. Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made or to conform these statements to actual results. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this registration statement and any prospectus supplement to the prospectus included as a part of this registration statement.

You should carefully consider all the information in or incorporated by reference in this registration statement prior to investing in our securities.

SUMMARY

This summary of certain information contained in this Prospectus may not include all the information that is important to you. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should carefully read this Prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Prospectus. You should also carefully consider the matters discussed in the sections in this Prospectus entitled “Risk Factors” and in other periodic reports incorporated herein by reference. See “Where You Can Find More Information.”

Our Business

We develop, manufacture and market an advanced molecular diagnostics platform; the Verigene® System, that enables simple, low cost and highly sensitive genomic and protein testing on a single platform. Our proprietary nanoparticle technology provides the ability to run multiple tests simultaneously on the same sample. We are dedicated to enhancing medicine by providing targeted molecular diagnostic tests that can lead to earlier disease detection, optimal patient treatment and improved healthcare economics. The Verigene System includes a bench-top molecular diagnostics workstation that is a universal platform for genomic and protein testing.

We believe the Verigene System is differentiated by its ease of use, superior analytical performance and ability to detect many targets on a single test, referred to as “multiplexing”. It provides cost effective solutions for conversion of traditional manual or culture based methodologies currently utilized by most hospital based laboratories and allows for labs of all sizes and expertise to implement for sensitive and accurate molecular testing In addition our ability to detect proteins as well as nucleic acids on a single test and our demonstrated capability to detect proteins and concentrations below current methods may enable earlier detection of and intervention in diseases associated with known biomarkers as well as the improve the clinical utility and viability of new biomarkers that exist in concentrations too low to be detected by current technologies.

Our current commercial focus is in the infectious disease diagnostics market, where we believe and clinical study data demonstrated that we enable earlier identify infectious disease pathogens and drug resistance markers that can potentially improve patient outcomes, allow for earlier intervention and patient discharge and reduce unnecessary antibiotic use, thereby improving antibiotic stewardship.

The Verigene System is comprised of a microfluidics processor, a touchscreen reader, certain disposable consumables. Certain assays, such as the Warfarin metabolism and hypercoagulation tests, were cleared by the U.S. Food and Drug Administration (“FDA”) for use with the original Verigene System processor (the “Original Processor”). Subsequently, we developed and launched a second generation Verigene System processor (the “Processor SP”) that incorporates sample preparation and target amplification capabilities for detection of infectious disease organisms and drug resistance genetic markers. We are developing a next generation platform (“Atlas”) that integrates our Verigene Processor SP and Reader into a single system and designed to improve user interface, reduces test processing time, increase throughput volumes and provide additional competitive benefits to our target customer market.

At this time, we believe our instrument inventory levels are sufficient to meet demand. Although this new instrument platform is in development, we closely monitor inventory levels and forecasted sales to manage our investment to meet demand while managing the risk of obsolete inventory. A significant portion of our inventory is instruments held at outside customers for evaluation prior to purchase. These instruments may not convert to sales and may be returned to the Company. If returned, these instruments are refurbished and remain available for sale inventory. The cost basis of our inventory is reduced for any products that are considered excessive or obsolete based upon assumptions about future demands and market conditions. If actual future demands or market conditions are less favorable than those projected by management, inventory writedowns may be required.

Our Applications

The following table summarizes the FDA and CE In-Vitro Diagnostic Mark (“CE IVD Mark”) regulatory status of our near-term genomic and protein assays on the Verigene System:

Assay	FDA Status(1)	CE IVD Mark Status(2)
Infectious Disease Assays:
Respiratory Virus with Sub-Typing (RV+)	510(k) cleared	CE IVD Marked
Respiratory Pathogens/Expanded Panel (RP Flex)	510(k) cleared	Submission in preparation
Bloodstream Infection (BSI) Panels
• Blood Culture – Gram Positive (BC-GP)	510(k) cleared	CE IVD Marked
• Blood Culture – Gram Negative (BC-GN)	510(k) cleared	CE IVD Marked
• Blood Culture – Yeast (BC-Y)	In development	In development
C. difficile (CDF)	510(k) cleared	CE IVD Marked
Enteric Panel (EP)	510(k) cleared	Submission in preparation
Enteric Panel on Next Gen Verigine platform (EP Flex)	In development	In development

Human Pharmacogenetic Assays:
Warfarin Metabolism (CYP2C9)	510(k) cleared(3)	CE IVD Marked
Hypercoagulation (FV, FII, MTHFR Panel)	510(k) cleared(3)	CE IVD Marked
CYP2C19 Genetic Variance	510(k) cleared	CE IVD Marked

(1)	For further description of our FDA regulatory requirements, please refer to the section “Regulation by the United States Food and Drug Administration” in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	For further description of our CE IVD Mark regulatory requirements, please refer to the section “Foreign Government Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	Currently cleared only for use with the original Processor.

The following table lists our international regulatory submissions and status thereof:

International Submissions & Approvals	Country
Assay	Saudi Arabia	Mexico	Japan	South Korea
Infectious Disease Assays:
Respiratory Virus with Sub- Typing (RV+)	Approved	Approved
Blood Culture – Gram Positive (BC-GP)	Approved	Approved	Submitted	Submitted
Blood Culture – Gram Negative (BC-GN)	Approved		Submitted
C. difficile (CDF)	Approved

Human Pharmacogenetic Assays:
Hypercoagulation (FV, FII, MTHFR Panel)	Approved
CYP2C19 Genetic Variance				Submitted

Corporate Information

We were incorporated in Delaware in 1999 under the name Nanosphere, Inc. Our principal executive offices are located at 4088 Commercial Avenue, Northbrook, Illinois 60062, and our main telephone number is (847) 400-9000. Our website is located on the world wide web at http://www.nanosphere.us. We do not incorporate by reference into this Prospectus the information on, or accessible through, our website, and you should not consider it as part of this Prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes and working capital. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIOS OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

(Dollars in Thousands)	Year ended December 31,										Six Months Ended June 30,
	2014		2013		2012		2011		2010		2015
Ratio	NM	(1)	NM	(1)	NM	(1)	NM	(1)	NM	(1)	NM	(1)

(1)	Not Meaningful. The ratio of earnings to fixed charges was negative for the period. Additional earnings of $39.1 million for the year ended December 31, 2014, $34.6 million for the year ended December 31, 2013, $32.9 million for the year ended December 31, 2012, $35.4 million for the year ended December 31, 2011, $40.6 million for the year ended December 31, 2010, and $21.9 million for the six months ended June 30, 2015 would be needed to have a one-to-one ratio of earnings to fixed charges.

DESCRIPTION OF OUR CAPITAL STOCK

General

As of the date of this Prospectus, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share, of which 4,400 shares have been designated as Series A Preferred Stock and 4,400 shares have been designated as Series B Preferred Stock. As of September 30, 2015, there were 8,233,652 shares of our common stock outstanding, no shares of our Series A Preferred Stock outstanding, and no shares of our Series B Preferred Stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and nonassessable. Except as described below in “Anti-Takeover Effects of Delaware Law Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated By-Laws,” a majority vote of common stockholders is generally required to take action under our amended and restated certificate of incorporation and amended and restated by-laws.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series, of which 8,800 shares of preferred stock were previously designated, issued and are no longer outstanding. Our board of directors can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

•	decreasing the market price of our common stock;

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our stockholders.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended and Restated Certificate of Incorporation and Our Amended and Restated By-Laws

Section 203 of the Delaware General Corporation Law

We have elected not to be governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 regulates acquisitions of Delaware corporations by prohibiting a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date this stockholder became an interested stockholder.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Section 203 defines an “interested stockholder” as:

•	any person who owns 15% or more of the corporation’s outstanding voting stock

•	any person associated or affiliated with the corporation who owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting stock; or

•	affiliates and associates of any such person.

Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our amended and restated certificate of incorporation and amended and restated by-laws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. In particular, our amended and restated certificate of incorporation and amended and restated by-laws, as applicable, among other things:

•	provide that special meetings of the stockholders may be called only by our Chairman of the Board, Chief Executive Officer, notice by at least two members of the board of directors or a written request of holders of at least a majority of our outstanding capital stock;

•	establish procedures with respect to stockholder proposals and stockholder nominations, including requiring that advance written notice of a stockholder proposal or director nomination generally must be received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary date of mailing of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders;

•	do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders;

•	require that the vote of holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors is required to amend various provisions of our amended and restated certificate of incorporation and amended and restated by-laws, including provisions relating to:

•	the number of directors on our board of directors;

•	the election, qualification and term of office of our directors;

•	removal of members of our board of directors; and

•	certain amendments to our amended and restated certificate of incorporation and amended and restated by-laws; and

•	provide that the board of directors has the power to alter, amend or repeal the amended and restated by-laws without stockholder approval.

Our amended and restated certificate of incorporation authorizes our board of directors, without further vote or action by the stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (of which 4,400 shares have been designated as Series A Preferred Stock and 4,400 shares have been designated as Series B Preferred Stock), in one or more classes or series, and to fix or alter:

•	the number of shares constituting any class or series;

•	the designations, powers and preferences of each class or series;

•	the relative, participating, optional and other special rights of each class or series; and

•	any qualifications, limitations or restrictions on each class or series.

The above provisions are intended to promote continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are expected to reduce our vulnerability to unsolicited acquisition attempts as well as discourage certain tactics that may be used in proxy fights. Such provisions, however, could discourage others from making tender offers for our shares and, as a consequence, may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. These provisions could also operate to prevent changes in our management.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “NSPH”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock, collectively, the underlying warrant securities, and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•	the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas.

The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts may be issued separately or as a part of units, which we refer to herein as stock purchase units, consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. We will file with the SEC as exhibits to a current report on Form 8-K forms of any stock purchase contracts to be issued either separately or as a part of stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more transactions, including:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser in a public offering or privately negotiated sales;

•	through agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•	any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale; or

•	to or through a market maker otherwise than on such exchanges or quotation or trading services.

Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Our officers, directors and employees may participate in the solicitation of offers to purchase securities pursuant to this prospectus in compliance with Rule 3a4-1 of the Exchange Act.

Sales through Underwriters or Dealers

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities. Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction. We may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless otherwise specified in a prospectus supplement relating to a particular offering of securities, any agent will be acting on a best efforts basis for the period of its appointment.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Institutional Purchasers

We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common stock, which is listed on the NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants or other securities issued pursuant to the registration statement of which this prospectus forms a part on any securities exchange; any such listing will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Indemnification; Other Relationships

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Fees and Commissions

In the event that the offering is subject to FINRA Rules 5110(h) or 5121, the participating members will comply with all provisions of the Rules, as applicable.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Seyfarth Shaw LLP will act as counsel to us. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from Nanosphere, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and the effectiveness of Nanosphere, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the issuance and distribution of the securities to be registered will be borne by the registrant. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$5,035
FINRA filing fee	2,598
Printing and Engraving Fees and Expenses	10,000
Accounting Fees and Expenses	20,000
Legal Fees	135,000
Registrar and Transfer Agent Fees	20,000
Miscellaneous	5,000

Total Expenses	$197,633

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated by-laws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) require the registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the registrant or its stockholders, for improper transactions between the director and the registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have entered into indemnification agreements with our directors and officers. The indemnification agreements will provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The foregoing statements are subject to the detailed provisions of the DGCL, our articles and our by-laws.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Nanosphere, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, State of Illinois, on this 16th day of October, 2015.

NANOSPHERE, INC.

By:	/s/ Michael K. McGarrity
Michael K. McGarrity
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael K. McGarrity, Kenneth Bahk, and Farzana Moinuddin, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
Director, President and
/s/ Michael K. McGarrity	Chief Executive Officer	October 16, 2015
Michael K. McGarrity	(principal executive officer)

/s/ Farzana Moinuddin	Acting Principal Financial Officer and Interim Chief Accounting Officer	October 16, 2015
Farzana Moinuddin	(principal financial and accounting officer)

/s/ Gene Cartwright	Director	October 16, 2015
Gene Cartwright

/s/ Erik Holmlin	Director	October 16, 2015
Erik Holmlin

/s/ Lorin J. Randall	Director	October 16, 2015
Lorin J. Randall

/s/ Michael J. Ward	Director	October 16, 2015
Michael J. Ward

/s/ Kristopher A. Wood	Director	October 16, 2015
Kristopher A. Wood

EXHIBIT INDEX

5.1*	Opinion of Seyfarth Shaw LLP.

12.1*	Ratios of Combined Fixed Charges and Preference Dividends to Earnings.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.